FOR IMMEDIATE RELEASE

Yadkin Financial Corporation Achieves Record Operating EPS of $0.40 in the Third Quarter of 2015

RALEIGH, N.C., October 22, 2015 – Yadkin Financial Corporation (NYSE: YDKN) ("Yadkin" or the "Company"), the parent company of Yadkin Bank, today announced financial results for the third quarter ended September 30, 2015.

"We are very pleased to report strong operating EPS for the third quarter of 2015, driven by record loan production, robust core deposit growth and cost reductions," commented Scott Custer, Yadkin's CEO. "Our continued focus on superior customer service and operating efficiency has enabled us to achieve record operating results for the second consecutive quarter."

"We also recently announced an agreement to acquire NewBridge Bancorp, a $2.8 billion bank holding company headquartered in Greensboro, North Carolina," Mr. Custer continued. "We are obviously excited about the combination of these two high quality organizations. With this proposed merger, Yadkin will become the largest community bank in North Carolina with over $7 billion in assets and a strong statewide presence in every major market. NewBridge also has an attractive customer base, top-notch associates, and a healthy balance sheet. In every way, this acquisition will enhance our ability to be the bank of choice for businesses and consumers throughout our markets."

"Yadkin has positive operating momentum and enjoys a healthy balance sheet with strong capital, asset quality, and liquidity," said Mr. Custer. "We look forward to continued growth in our businesses."

Third Quarter 2015 Performance Highlights

•
The Company recently announced an agreement to acquire NewBridge Bancorp and its wholly-owned bank subsidiary, NewBridge Bank. The NewBridge acquisition is expected to close in the second quarter of 2016, subject to regulatory approval and customary closing conditions.

•
Net operating earnings available to common shareholders, which excludes certain non-operating items, improved to $12.5 million, or 0.40 per diluted share, in Q3 2015 from $0.38 per diluted share in Q2 2015 and $0.36 per diluted share in Q3 2014.

•	Net income available to common shareholders totaled $11.8 million, or $0.37 per diluted share, in Q3 2015 compared to $0.33 per diluted share in Q2 2015 and $0.01 per diluted share in Q3 2014.

•
Annualized operating return on average tangible common equity, which excludes preferred stock, goodwill, and other intangible assets, improved to 13.85 percent in Q3 2015 from 13.35 percent in Q2 2015.

•	Annualized operating return on average assets improved to 1.15 percent in Q3 2015 from 1.14 percent in Q2 2015.

•	Operating efficiency, the ratio of operating expenses, excluding certain non-operating items, to total operating revenues, improved to 57.3 percent in Q3 2015 compared to 60.0 percent in Q2 2015.

•
Low cost deposit growth was 9.5 percent annualized in Q3 2015 while non-interest demand deposits increased to 22.5 percent of total deposits at September 30, 2015 from 21.5 percent at June 30, 2015 and 20.6 percent at September 30, 2014.

•	Annualized net loan growth was 3.2 percent in Q3 2015 as a result of new loan originations and commitments of $396 million.

•	Tangible book value per share increased to $12.31 at September 30, 2015 from $12.01 at June 30, 2015 and $10.89 at September 30, 2014.

Results of Operations and Asset Quality

3Q 2015 vs. 2Q 2015

Net operating earnings available to common shareholders, which is a non-GAAP metric that excludes securities gains, merger and conversion costs, restructuring charges, and the income tax effect of adjustments, improved to $12.5 million in the third quarter of 2015 from $11.9 million in the second quarter of 2015. Pre-tax, pre-provision operating earnings, which also excludes securities gains, merger and conversion costs, and restructuring charges, also improved to $21.4 million in the third quarter of 2015 from $20.0 million in the second quarter of 2015.

Net income available to common shareholders improved to $11.8 million in the third quarter of 2015, or $0.37 per diluted share, compared to $10.6 million, or $0.33 per diluted share, in the second quarter of 2015.

Net interest income was largely flat at $39.3 million in the second and third quarters of 2015. Net interest margin decreased from 4.29 percent in the second quarter of 2015 to 4.19 percent in the third quarter of 2015. Loan growth mostly offset the impact of a declining net interest margin as average loan balances increased by $18.1 million. The Company also increased the average balance of its investment portfolio in the quarter by $24.1 million. Core net interest margin, which excludes the impact of accretion income on net interest income, was 3.77 percent in the third quarter of 2015, unchanged from the second quarter. Similar to its peers, the Company continues to face pricing pressure on loan originations and elevated levels of prepayments on existing loans, both of which weighed on core loan yields.

Net accretion income on acquired loans totaled $3.4 million in the third quarter of 2015, which consisted of $895 thousand of net accretion on purchased credit-impaired ("PCI") loans and $2.5 million of accretion income on purchased non-impaired loans. Net accretion income on acquired loans in the second quarter of 2015 totaled $4.1 million, which included $812 thousand of net accretion on PCI loans and $3.3 million of net accretion income on purchased non-impaired loans. Net accretion income on purchased non-impaired loans included $978 thousand of accelerated accretion due to principal prepayments in the third quarter of 2015 compared to $1.5 million in the second quarter of 2015.

Provision for loan losses was $1.6 million in the third quarter of 2015, which was an increase from $1.0 million in the second quarter of 2015.The table below summarizes changes in the allowance for loan losses ("ALLL") for the quarters presented.

(Dollars in thousands)	Non-PCI Loans	PCI Loans	Total

Q3 2015
Balance at July 1, 2015	$7,000	$1,358	$8,358
Net charge-offs	(934)	—	(934)
Provision for loan losses	1,536	40	1,576
Balance at September 30, 2015	$7,602	$1,398	$9,000

Q2 2015
Balance at April 1, 2015	$6,907	$1,377	$8,284
Net charge-offs	(920)	—	(920)
Provision for loan losses	1,013	(19)	994
Balance at June 30, 2015	$7,000	$1,358	$8,358
The ALLL was $9.0 million, or 0.30 percent of total loans as of September 30, 2015 compared to $8.4 million, or 0.28 percent of total loans, as of June 30, 2015. Adjusted ALLL, which is a non-GAAP metric that includes the ALLL, as well as net acquisition accounting fair value adjustments for acquired loans, declined from 1.88 percent of total loans as of June 30, 2015 to 1.75 percent as of September 30, 2015 due to accretion of fair value discounts.

The provision for loan losses on non-PCI loans increased by $523 thousand in the third quarter of 2015 as the Company increased its reserves on originated loans. Net charge-offs totaled $934 thousand in the third quarter of 2015 compared to $920 thousand in the second quarter of 2015. The annualized net charge-off rate was unchanged at 0.12 percent of average loans in both the second and third quarters of 2015. Provision expense on PCI loans increased by $59 thousand in the third quarter of 2015.

Nonperforming loans, which include nonaccrual loans, loans past due 90 days or more and still accruing, as a percentage of total loans was 1.25 percent as of September 30, 2015 compared to 1.10 percent as of June 30, 2015. Total nonperforming assets (which include nonperforming loans and foreclosed assets) as a percentage of total assets was 1.12 percent as of September 30, 2015 compared to 1.06 percent as of June 30, 2015.

Non-interest income totaled $10.8 million in both the second and third quarters of 2015. Government-guaranteed, small business lending income, which includes gains on sales of the guaranteed portion of certain U.S. Small Business Administration "SBA" loans as well as servicing fees on previously sold SBA loans, contributed $3.0 million to non-interest income during the third quarter of 2015. Although the Company had the highest level of SBA loan originations in its history, third quarter income represented a $668 thousand decrease on a linked-quarter basis due to the originated product mix (i.e., larger proportion of loans originated under the SBA's 504 program vs. the 7(a) program), lower loan sale premiums, and a larger proportion of multi-funding loans which take longer to sell. Other non-interest income increased from $1.4 million in the second quarter of 2015 to $2.0 million in the third quarter of 2015 primarily due to a gain on a real estate sale.

Non-interest expense totaled $28.8 million in the third quarter of 2015, which was a decrease from $32.3 million in the second quarter of 2015. The $3.5 million expense decline included a $2.2 million reduction in restructuring charges. Additionally, salaries and employee benefits decreased by $863 thousand in the third quarter of 2015 from the Company's recent restructuring initiatives and a decline in employee incentive accruals. The Company's operating efficiency ratio, which is a non-GAAP metric that excludes securities gains, merger and conversion costs, and restructuring charges, improved from 60.0 percent in the second quarter of 2015 to 57.3 percent in the third quarter of 2015.

Income tax expense totaled $7.9 million in the third quarter of 2015, which was an increase from $6.1 million in the second quarter of 2015. The Company's effective tax rate increased to 40.1 percent in the third quarter of 2015 from 36.1 percent in the second quarter of 2015. The higher effective tax rate reflected a $651 thousand one-time charge to income tax expense in the third quarter of 2015 to account for the revaluation of the Company's state deferred tax assets as the North Carolina state corporate income tax rate will be reduced from 5 percent to 4 percent effective January 1, 2016.

3Q 2015 vs. 3Q 2014

Net operating earnings available to common shareholders, which excludes nonrecurring income and expenses, improved to $12.5 million in the third quarter of 2015 from $11.4 million in the third quarter of 2014. Pre-tax, pre-provision operating earnings, which also excludes nonrecurring income and expenses, also improved to $21.4 million in the third quarter of 2015 from $19.5 million in the third quarter of 2014. Net operating earnings benefited from higher operating non-interest income and lower operating non-interest expense in the quarter.

Net income available to common shareholders improved to $11.8 million in the third quarter of 2015, or $0.37 per diluted share, compared to $319 thousand, or $0.01 per diluted share, in the third quarter of 2014.

Dividend Information

On October 21, 2015, Yadkin's Board of Directors declared a regular quarterly cash dividend of $0.10 per share on its outstanding shares of unrestricted common stock, payable on November 19, 2015 to shareholders of record on November 5, 2015.

****

Yadkin Financial Corporation is the bank holding company for Yadkin Bank, a full-service state-chartered community bank providing services in 70 branches across North Carolina and upstate South Carolina. Serving over 80,000 customers, the Company has assets of $4.4 billion. The Bank’s primary business is providing banking, mortgage, investment and insurance services to consumers and businesses across the Carolinas. The Bank provides SBA lending services through its Government Guaranteed Lending division, headquartered in Charlotte, NC, and mortgage lending services through Yadkin Mortgage, headquartered in Greensboro, NC. Yadkin Financial Corporation’s website is www.yadkinbank.com. Yadkin Financial Corporation's common stock is traded on the NYSE under the symbol YDKN.

Conference Call

Yadkin Financial Corporation will host a conference call at 10:00 a.m. Eastern Time on October 22, 2015, to discuss the Company's financial results. The call may be accessed by dialing (877) 256-8284 and requesting the Yadkin Financial Corporation Third Quarter 2015 Conference Call. Listeners should dial in 10-15 minutes prior to the start of the call.

A webcast of the conference call will be available online at www.yadkinbank.com and following the links to About Us, Investor Relations. A replay of the call will be available through November 23, 2015, by dialing (800) 633-8284 or (402) 977-9140 and entering reservation number 21779820.

Non-GAAP Financial Measures
Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. Yadkin management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) pre-tax, pre-provision operating earnings; (iii) operating non-interest expense, (iv) operating efficiency ratio, (v) adjusted allowance for loan losses to loans; and (vi) tangible common equity, in its analysis of the Company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, a one-time branch sale gain, merger and conversion costs, restructuring charges, income tax expense from the change in future state tax rates, and the income tax effect of adjustments. Pre-tax, pre-provision operating earnings excludes the following from net income: provision for loan losses, income tax expense, securities gains and losses, a one-time branch sale gain, merger and conversion costs, and restructuring charges. Operating non-interest expense excludes merger and conversion costs and restructuring charges from non-interest expense. The operating efficiency ratio excludes a one-time branch sale gain, securities gains and losses, merger and conversion costs, and restructuring charges from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes preferred stock as well as goodwill and other intangible assets, net, from shareholders' equity.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider Yadkin performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

Information in this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including without limitation, reduced earnings due to larger than expected credit losses in the sectors of our loan portfolio secured by real estate due to economic factors, including declining real estate values, increasing interest rates, increasing unemployment, or changes in payment behavior or other factors; reduced earnings due to larger credit losses because our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; the rate of delinquencies and amount of loans charged-off; the adequacy of the level of our allowance for loan losses and the amount of loan loss provisions required in future periods; costs or difficulties related to the integration of the banks we acquired or may acquire may be greater than expected; factors relating to our proposed acquisition of NewBridge Bancorp (“NewBridge”), including our ability to consummate the transaction on a timely basis, if at all, our ability to effectively and timely integrate the operations of Yadkin and NewBridge, our ability to achieve the estimated synergies from this proposed transaction and once integrated, the effects of such business combination on our future financial condition, operating results, strategy and plans; results of examinations by our regulatory authorities, including the possibility that the regulatory authorities may, among other things, require us to increase our allowance for loan losses or write down assets; the amount of our loan portfolio collateralized by real estate; our ability to maintain appropriate levels of capital; adverse changes in asset quality and resulting credit risk-related losses and expenses; increased funding costs due to market illiquidity, competition for funding, and increased regulatory requirements with regard to funding; significant increases in competitive pressure in the banking and financial services industries; changes in political conditions or the legislative or regulatory environment, including the effect of future financial reform legislation on the banking industry; general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; our ability to retain our existing customers, including our deposit relationships; changes occurring in business conditions and inflation; changes in monetary and tax policies; ability of borrowers to repay loans; risks associated with a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers or other third parties, including cyber attacks, which could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; changes in accounting principles, policies or guidelines; changes in the assessment of whether a deferred tax valuation allowance is necessary; our reliance on secondary liquidity sources such as Federal Home Loan Bank advances, sales of securities and loans, federal funds lines of credit from correspondent banks and out-of-market time deposits; loss of consumer confidence and economic disruptions resulting from terrorist activities or military actions; and changes in the securities markets. Additional factors that could cause actual results to differ materially are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. The forward-looking statements in this press release speak only as of the date of the press release, and the Company does not assume any obligation to update such forward-looking statements.

Additional Information About the Proposed Transaction and Where to Find It

This communication is being made in respect of the proposed transaction involving Yadkin and NewBridge. This material is not a solicitation of any vote or approval of Yadkin’s or NewBridge’s shareholders and is not a substitute for the joint proxy statement/prospectus or any other documents which Yadkin and NewBridge may send to their respective shareholders in connection with the proposed merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities.

In connection with the proposed transaction, Yadkin intends to file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of Yadkin and NewBridge and a prospectus of Yadkin, as well as other relevant documents concerning the proposed transaction. Investors and security holders are also urged to carefully review and consider each of Yadkin’s and NewBridge’s public filings with the SEC, including but not limited to their Annual Reports on Form 10-K, their proxy statements, their Current Reports on Form 8-K and their Quarterly Reports on Form 10-Q. Both NewBridge and Yadkin will mail the joint proxy statement/prospectus to their respective shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS, INVESTORS AND SHAREHOLDERS OF YADKIN AND NEWBRIDGE ARE URGED TO CAREFULLY READ THE ENTIRE REGISTRATION STATEMENT AND JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement/prospectus (when available) and other filings containing information about Yadkin and NewBridge at the SEC’s website at www.sec.gov. The joint proxy statement/prospectus (when available) and the other filings may also be obtained free of charge at Yadkin’s website at www.yadkinbank.com, or at NewBridge’s website at www.newbridgebank.com.

Yadkin, NewBridge and certain of their respective directors and executive officers, under the SEC’s rules, may be deemed to be participants in the solicitation of proxies of Yadkin’s and NewBridge’s shareholders in connection with the proposed transaction. Information about the directors and executive officers of Yadkin and their ownership of Yadkin common stock is set forth in the proxy statement for Yadkin’s 2015 Annual Meeting of Shareholders, as filed with the SEC on Schedule 14A on April 10, 2015. Information about the directors and executive officers of NewBridge and their ownership of NewBridge’s common stock is set forth in the proxy statement for NewBridge’s 2015 Annual Meeting of Shareholders, as filed with the SEC on a Schedule 14A on April 2, 2015. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

CONTACT:
Terry Earley, CFO
Yadkin Financial Corporation
Phone: (919) 659-9015
Email: Terry.Earley@yadkinbank.com

QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

	Three months ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Interest income
Loans	$40,300	$40,404	$39,796	$41,160	$41,667
Investment securities	3,957	3,786	3,996	4,058	3,756
Federal funds sold and interest-earning deposits	47	45	50	54	38
Total interest income	44,304	44,235	43,842	45,272	45,461
Interest expense
Deposits	3,097	3,073	2,889	2,714	2,374
Short-term borrowings	437	331	289	168	65
Long-term debt	1,465	1,504	1,488	1,599	1,510
Total interest expense	4,999	4,908	4,666	4,481	3,949
Net interest income	39,305	39,327	39,176	40,791	41,512
Provision for loan losses	1,576	994	961	843	816
Net interest income after provision for loan losses	37,729	38,333	38,215	39,948	40,696
Non-interest income
Service charges and fees	3,566	3,495	3,253	3,506	3,265
Government-guaranteed lending	3,009	3,677	2,873	2,917	2,072
Mortgage banking	1,731	1,633	1,322	1,002	1,520
Bank-owned life insurance	470	465	472	517	572
Gain (loss) on sales of available for sale securities	—	84	1	4	(96)
Gain on sale of branch	—	—	—	—	415
Other	2,022	1,446	918	1,616	1,313
Total non-interest income	10,798	10,800	8,839	9,562	9,061
Non-interest expense
Salaries and employee benefits	14,528	15,391	15,202	16,787	16,800
Occupancy and equipment	4,641	4,637	4,799	5,009	4,856
Data processing	1,851	1,929	1,888	1,959	1,255
Professional services	1,196	1,407	1,092	1,431	1,153
FDIC insurance premiums	732	772	714	636	700
Foreclosed asset expenses	277	445	188	129	129
Loan, collection, and repossession expense	931	850	936	849	1,192
Merger and conversion costs	104	(25)	220	1,589	17,270
Restructuring charges	50	2,294	907	33	180
Amortization of other intangible assets	761	777	815	861	845
Other	3,777	3,839	4,197	4,309	3,807
Total non-interest expense	28,848	32,316	30,958	33,592	48,187
Income before income taxes	19,679	16,817	16,096	15,918	1,570
Income tax expense	7,891	6,076	5,846	607	621
Net income	11,788	10,741	10,250	15,311	949
Dividends on preferred stock	—	183	639	639	630
Net income available to common shareholders	$11,788	$10,558	$9,611	$14,672	$319

NET INCOME PER COMMON SHARE
Basic	$0.37	$0.33	$0.30	$0.46	$0.01
Diluted	0.37	0.33	0.30	0.46	0.01

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	31,608,909	31,609,021	31,606,909	31,597,798	31,597,659
Diluted	31,686,150	31,610,620	31,608,928	31,602,497	31,602,192

SELECTED PERFORMANCE RATIOS AND FINANCIAL DATA

	As of and for the three months ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Selected Performance Ratios (Annualized)
Return on average assets	1.08%	1.01%	0.98%	1.44%	0.09%
Net operating return on average assets (Non-GAAP)	1.15	1.14	1.04	1.09	1.17
Return on average shareholders' equity	8.45	7.71	7.37	11.07	0.69
Net operating return on average shareholders' equity (Non-GAAP)	8.98	8.68	7.87	8.40	8.76
Return on average tangible common equity	12.55	11.38	10.61	16.52	0.37
Net operating return on average tangible common equity (Non-GAAP)	13.85	13.35	11.94	12.97	13.62
Yield on earning assets, tax equivalent	4.72	4.83	4.84	4.92	5.12
Cost of interest-bearing liabilities	0.66	0.65	0.63	0.60	0.54
Net interest margin, tax equivalent	4.19	4.29	4.33	4.43	4.68
Efficiency ratio	57.58	64.47	64.48	66.71	95.28
Operating efficiency ratio (Non-GAAP)	57.27	60.04	62.13	63.50	61.16

Per Common Share
Net income, basic	$0.37	$0.33	$0.30	$0.46	$0.01
Net income, diluted	0.37	0.33	0.30	0.46	0.01
Net operating earnings, basic (Non-GAAP)	0.40	0.38	0.33	0.35	0.36
Net operating earnings, diluted (Non-GAAP)	0.40	0.38	0.33	0.35	0.36
Book value	17.56	17.28	17.07	16.75	16.26
Tangible book value (Non-GAAP)	12.31	12.01	11.75	11.41	10.89
Common shares outstanding	31,711,901	31,712,021	31,609,021	31,599,150	31,598,907

Asset Quality Data and Ratios
Nonperforming loans	$37,133	$32,492	$37,630	$26,759	$25,533
Foreclosed assets	11,793	13,547	12,427	12,891	11,078
Total nonperforming assets	$48,926	$46,039	$50,057	$39,650	$36,611
Restructured loans not included in nonperforming assets	$2,564	$2,333	$2,043	$3,948	$4,424
Net charge-offs to average loans (annualized)	0.12%	0.12%	0.07%	0.09%	0.09%
Allowance for loan losses to loans	0.30	0.28	0.28	0.27	0.27
Adjusted allowance for loan losses to loans (Non-GAAP)	1.75%	1.88%	2.04%	2.17%	2.50%
Nonperforming loans to loans	1.25	1.10	1.29	0.92	0.90
Nonperforming assets to total assets	1.12	1.06	1.17	0.93	0.88

Capital Ratios
Tangible equity to tangible assets	9.30%	9.16%	9.75%	9.49%	9.29%
Tangible common equity to tangible assets	9.30	9.16	9.06	8.80	8.58
Yadkin Financial Corporation[1]:
Tier 1 leverage	9.33%	9.22%	9.60%	9.33%	9.40%
Common equity Tier 1[2]	10.55	10.43	10.14	NR	NR
Tier 1 risk-based capital	10.55	10.43	10.82	10.87	10.81
Total risk-based capital	12.00	11.88	12.25	12.34	12.36
Yadkin Bank[1]:
Tier 1 leverage	10.27%	10.17%	10.59%	10.13%	10.32%
Common equity Tier 1[2]	11.62	11.53	11.97	NR	NR
Tier 1 risk-based capital	11.62	11.53	11.97	11.82	11.85
Total risk-based capital	12.02	11.93	12.34	12.18	12.27

[1] Regulatory capital ratios for Q3 2015 are estimates.
[2] Yadkin became subject to new Basel III regulatory capital rules in Q1 2015. The common equity Tier 1 ratio was not reported in prior periods.

QUARTERLY BALANCE SHEETS (UNAUDITED)

	Ending balances
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Assets
Cash and due from banks	$54,667	$65,620	$55,426	$65,312	$59,837
Interest-earning deposits with banks	23,088	57,141	52,826	66,548	31,223
Federal funds sold	—	200	250	505	15
Investment securities available for sale	713,492	649,015	658,323	672,421	694,993
Investment securities held to maturity	39,292	39,402	39,511	39,620	39,728
Loans held for sale	37,962	38,622	32,322	20,205	26,853
Loans	2,979,779	2,955,771	2,913,859	2,898,266	2,827,426
Allowance for loan losses	(9,000)	(8,358)	(8,284)	(7,817)	(7,641)
Net loans	2,970,779	2,947,413	2,905,575	2,890,449	2,819,785
Purchased accounts receivable	69,383	69,933	62,129	44,821	43,187
Federal Home Loan Bank stock	22,932	21,976	20,277	19,499	19,320
Premises and equipment, net	75,530	77,513	78,683	80,379	81,554
Bank-owned life insurance	78,397	77,927	77,462	76,990	76,500
Foreclosed assets	11,793	13,547	12,427	12,891	11,078
Deferred tax asset, net	54,402	62,179	67,071	73,059	73,575
Goodwill	152,152	152,152	152,152	152,152	152,152
Other intangible assets, net	14,324	15,085	15,862	16,677	17,538
Accrued interest receivable and other assets	44,033	39,327	38,782	36,506	34,502
Total assets	$4,362,226	$4,327,052	$4,269,078	$4,268,034	$4,181,840

Liabilities
Deposits:
Non-interest demand	$730,928	$697,653	$655,333	$680,387	$657,554
Interest-bearing demand	484,187	475,597	472,524	469,898	439,117
Money market and savings	1,001,739	991,982	1,010,348	1,004,796	970,571
Time	1,030,915	1,077,862	1,070,970	1,092,283	1,117,697
Total deposits	3,247,769	3,243,094	3,209,175	3,247,364	3,184,939
Short-term borrowings	395,500	355,500	325,500	250,500	216,500
Long-term debt	129,859	147,265	137,199	180,164	210,154
Accrued interest payable and other liabilities	32,301	33,077	29,385	32,204	27,917
Total liabilities	3,805,429	3,778,936	3,701,259	3,710,232	3,639,510

Shareholders' equity
Preferred stock	—	—	28,405	28,405	28,405
Common stock	31,712	31,712	31,609	31,599	31,599
Common stock warrant	717	717	717	717	717
Additional paid-in capital	492,387	492,151	492,194	492,014	491,864
Retained earnings (accumulated deficit)	36,109	27,481	16,922	7,311	(7,361)
Accumulated other comprehensive loss	(4,128)	(3,945)	(2,028)	(2,244)	(2,894)
Total shareholders' equity	556,797	548,116	567,819	557,802	542,330
Total liabilities and shareholders' equity	$4,362,226	$4,327,052	$4,269,078	$4,268,034	$4,181,840

QUARTERLY NET INTEREST MARGIN ANALYSIS

	Three months ended September 30, 2015			Three months ended June 30, 2015			Three months ended September 30, 2014
(Dollars in thousands)	Average Balance	Interest*	Yield/Cost*	Average Balance	Interest*	Yield/Cost*	Average Balance	Interest*	Yield/Cost*

Assets
Loans	$2,985,063	$40,362	5.36%	$2,966,953	$40,468	5.47%	$2,794,765	$41,667	5.91%
Investment securities	709,914	4,209	2.35	685,796	4,024	2.35	694,239	3,907	2.23
Federal funds and other	55,246	47	0.34	49,407	45	0.37	44,165	38	0.34
Total interest-earning assets	3,750,223	44,618	4.72%	3,702,156	44,537	4.83%	3,533,169	45,612	5.12%
Goodwill	152,152			152,152			152,152
Other intangibles, net	14,763			15,570			17,758
Other non-interest-earning assets	400,811			401,690			377,754
Total assets	$4,317,949			$4,271,568			$4,080,833

Liabilities and Equity
Interest-bearing demand	$487,173	$130	0.11%	$475,546	$158	0.13%	$481,460	$156	0.13%
Money market and savings	996,357	713	0.28	997,732	718	0.29	956,128	567	0.24
Time	1,056,806	2,254	0.85	1,078,460	2,197	0.82	1,123,293	1,651	0.58
Total interest-bearing deposits	2,540,336	3,097	0.48	2,551,738	3,073	0.48	2,560,881	2,374	0.37
Short-term borrowings	349,900	437	0.50	320,694	331	0.41	203,193	65	0.13
Long-term debt	125,846	1,465	4.62	136,377	1,504	4.42	148,650	1,510	4.03
Total interest-bearing liabilities	3,016,082	4,999	0.66%	3,008,809	4,908	0.65%	2,912,724	3,949	0.54%
Non-interest-bearing deposits	718,989			676,858			602,888
Other liabilities	29,196			27,090			19,613
Total liabilities	3,764,267			3,712,757			3,535,225
Shareholders’ equity	553,682			558,811			545,608
Total liabilities and shareholders’ equity	$4,317,949			$4,271,568			$4,080,833

Net interest income, taxable equivalent		$39,619			$39,629			$41,663
Interest rate spread			4.06%			4.18%			4.58%
Tax equivalent net interest margin			4.19%			4.29%			4.68%

Percentage of average interest-earning assets to average interest-bearing liabilities			124.34%			123.04%			121.30%
* Taxable equivalent basis

APPENDIX - RECONCILIATION OF NON-GAAP MEASURES

	As of and for the three months ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Operating Earnings
Net income (GAAP)	$11,788	$10,741	$10,250	$15,311	$949
Securities (gains) losses	—	(84)	(1)	(4)	96
Gain on sale of branch	—	—	—	—	(415)
Merger and conversion costs	104	(25)	220	1,589	17,270
Restructuring charges	50	2,294	907	33	180
Income tax effect of adjustments	(59)	(836)	(431)	(601)	(6,075)
DTA revaluation from reduction in state income tax rates, net of federal benefit	651	—	—	—	—
DTA valuation allowance reversal	—	—	—	(4,706)	—
Net operating earnings (Non-GAAP)	12,534	12,090	10,945	11,622	12,005
Dividends on preferred stock	—	183	639	639	630
Net operating earnings available to common shareholders (Non-GAAP)	$12,534	$11,907	$10,306	$10,983	$11,375
Net operating earnings per common share:
Basic (Non-GAAP)	$0.40	$0.38	$0.33	$0.35	$0.36
Diluted (Non-GAAP)	0.40	0.38	0.33	0.35	0.36

Pre-Tax, Pre-Provision Operating Earnings
Net income (GAAP)	$11,788	$10,741	$10,250	$15,311	$949
Provision for loan losses	1,576	994	961	843	816
Income tax expense	7,891	6,076	5,846	607	621
Pre-tax, pre-provision income	21,255	17,811	17,057	16,761	2,386
Securities (gains) losses	—	(84)	(1)	(4)	96
Gain on sale of branch	—	—	—	—	(415)
Merger and conversion costs	104	(25)	220	1,589	17,270
Restructuring charges	50	2,294	907	33	180
Pre-tax, pre-provision operating earnings (Non-GAAP)	$21,409	$19,996	$18,183	$18,379	$19,517

Operating Non-Interest Income
Non-interest income (GAAP)	$10,798	$10,800	$8,839	$9,562	$9,061
Gain on sale of branch	—	—	—	—	(415)
Securities (gains) losses	—	(84)	(1)	(4)	96
Operating non-interest income (Non-GAAP)	$10,798	$10,716	$8,838	$9,558	$8,742

Operating Non-Interest Expense
Non-interest expense (GAAP)	$28,848	$32,316	$30,958	$33,592	$48,187
Merger and conversion costs	(104)	25	(220)	(1,589)	(17,270)
Restructuring charges	(50)	(2,294)	(907)	(33)	(180)
Operating non-interest expense (Non-GAAP)	$28,694	$30,047	$29,831	$31,970	$30,737

Operating Efficiency Ratio
Efficiency ratio (GAAP)	57.58%	64.47%	64.48%	66.71%	95.28%
Effect to adjust for securities gains (losses)	—	0.11	—	0.01	(0.18)
Effect to adjust for gain on sale of branch	—	—	—	—	0.79
Effect to adjust for merger and conversion costs	(0.21)	0.04	(0.46)	(3.15)	(34.37)
Effect to adjust for restructuring costs	(0.10)	(4.58)	(1.89)	(0.07)	(0.36)
Operating efficiency ratio (Non-GAAP)	57.27%	60.04%	62.13%	63.50%	61.16%

	As of and for the three months ended
(Dollars in thousands, except per share data)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Adjusted Allowance for Loan Losses
Allowance for loan losses (GAAP)	$9,000	$8,358	$8,284	$7,817	$7,641
Net acquisition accounting fair value discounts to loans	43,095	47,160	51,125	55,166	62,969
Adjusted allowance for loan losses (Non-GAAP)	52,095	55,518	59,409	62,983	70,610
Loans	2,979,779	2,955,771	2,913,859	2,898,266	2,827,426
Adjusted allowance for loan losses to loans (Non-GAAP)	1.75%	1.88%	2.04%	2.17%	2.50%

Tangible Common Equity
Shareholders' equity (GAAP)	$556,797	$548,116	$567,819	$557,802	$542,330
Less preferred stock	—	—	28,405	28,405	28,405
Less goodwill and other intangible assets	166,476	167,237	168,014	168,829	169,690
Tangible common equity (Non-GAAP)	$390,321	$380,879	$371,400	$360,568	$344,235